Exhibit 99.1

POSTAL REALTY TRUST, INC. REPORTS FOURTH QUARTER AND YEAR END 2020 RESULTS

- Acquired 261 Postal Properties for Approximately $130 Million During 2020 -

- Increased Dividend for Sixth Consecutive Quarter-

- Collected 100% of Rents and Maintained 100% Occupancy -

Cedarhurst, New York, March 23, 2021 (Business Wire) — Postal Realty Trust, Inc. (NYSE: PSTL), an internally managed real estate investment trust that owns properties leased primarily to the United States Postal Service (the “USPS”), today announced results for the quarter and year ended December 31, 2020.

Highlights for Quarter Ended December 31, 2020

•	Completed acquisitions of 36 postal properties for $62.6 million, excluding closing costs

•	Grew rental income 93.5% period-over-period reflecting accretive property acquisitions

•	Net income attributable to common shareholders of $0.49 million, or $0.04 per share

•	Funds from Operations (“FFO”) was $3.2 million, or $0.26 per share

•	Adjusted Funds from Operations (“AFFO”) was $3.4 million, or $0.28 per share

•	Raised fourth quarter 2020 dividend to $0.2175 per share of common stock representing a 28% increase over fourth quarter 2019 dividend and the sixth consecutive quarterly increase

•	Obtained a 10-year, $30.2 million fixed rate mortgage at a 2.80% interest rate secured by a multi-tenanted industrial facility anchored by the USPS in Warrendale, PA

Highlights for Year Ended December 31, 2020 and Subsequent Events

•	Completed acquisitions of 261 postal properties for approximately $130 million in 2020, excluding closing costs

•	Grew annual rental income over 100% reflecting accretive property acquisitions

•	Net loss attributable to common shareholders per share of $(0.35) million, or $(0.10) per share

•	FFO was $8.5 million, or $0.85 per share

•	AFFO was $10.0 million, or $1.00 per share

•	Paid aggregate dividends of $0.79 per share for calendar year 2020

•	Raised $52.2 million of gross proceeds in 2020 and $57.0 million of gross proceeds in January 2021

•	Subsequent to the quarter ended December 31, 2020, repaid $13.7 million of mortgage financings with an interest rate of 4.25%

•	Subsequent to the quarter ended December 31, 2020, executed early renewal for 135 properties that were scheduled to expire in 2022 under a master lease and extended maturity to February 2027

•	Acquired 49 postal properties comprised of approximately 670,000 net leasable interior square feet for approximately $24.2 million, excluding closing costs, between January 1, 2021 and March 15, 2021

A reconciliation of certain non-GAAP financial measures, including FFO and AFFO and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Andrew Spodek, Chief Executive Officer commented, “I am pleased to report that Postal Realty Trust delivered strong financial and operational results in a challenging environment. Our Company meaningfully expanded its platform through the completion of over $130 million in accretive property acquisitions during 2020, within the USPS logistics network, including industrial, flex and last mile facilities. This level of growth exceeded our transaction outlook for 2020 and was completed within our expected weighted average cap rate target range of 7.0% to 9.0%. Our stable and substantially larger portfolio along with our recent $57.0 million equity raise positions the Company for accretive acquisitions in the year ahead. Our pipeline remains very active and our team is fully committed to creating long term value for our shareholders.”

Property Portfolio & Acquisitions

As of December 31, 2020, the Company’s portfolio is 100% occupied, comprised of 726 properties across 47 states with approximately 2.7 million net leasable interior square feet and a weighted average rental rate of $9.67 per leasable square foot.

During the fourth quarter, the Company acquired 36 postal properties for $62.6 million, excluding closing costs, comprising approximately 577,000 net leasable interior square feet. For the year ended December 31, 2020, the Company exceeded its acquisition guidance and acquired approximately $130 million, excluding closing costs, of postal properties comprised of 261 buildings with approximately 1.2 million net leasable interior square feet.

As of March 15, 2021, the Company had acquired 49 postal properties after year end, comprised of approximately 670,000 net leasable interior square feet for approximately $24.2 million, excluding closing costs.

Leasing Update

As of March 15, 2021, all of the 2019 and 2020 leases formerly in holdover status are now under new five-year leases. In January 2021, the Company received an executed lease renewal for 135 properties subject to a master lease that was previously set to expire on February 28, 2022 extending the maturity to February 28, 2027. Reflecting these leasing transactions, as of March 15, 2021, the Company’s weighted average lease term is 4.0 years. The Company is now focused on renewing its leases scheduled to expire in 2021.

Balance Sheet & Capital Markets Activity

As of December 31, 2020, the Company had cash of $2.2 million on its balance sheet, $124.6 million of net debt that had a weighted average interest rate of 2.41% and a fixed charge coverage ratio of 7.5x.

In December 2020, the Company obtained a 10-year $30.2 million fixed rate mortgage at 2.80% secured by its Warrendale, PA property.

In January 2021, the Company raised approximately $57.0 million in gross proceeds from the sale of approximately 3.7 million shares of its Class A common stock in an underwritten offering. Proceeds were used for general corporate purposes, which included the acquisition of additional properties, payment of dividends, capital expenditures related to the properties in its portfolio, and the repayment of indebtedness under its line of credit. In addition, the Company repaid $13.7 million of mortgage financings with an interest rate of 4.25%.

Dividend

On January 29, 2021, the Company declared a quarterly dividend of $0.2175 per share of Class A common stock. The dividend equates to $0.87 per share on an annualized basis. This represents the sixth consecutive dividend increase since the Company’s IPO in 2019. The dividend was paid on February 26, 2021 to stockholders of record as of the close of business on February 12, 2021.

Management Team Appointments

On December 30, 2020, the Company appointed Robert B. Klein to serve as Chief Financial Officer effective January 1, 2021. In connection with his appointment, Mr. Klein and the Company have entered into an employment agreement which governs the terms and conditions of Mr. Klein’s employment. For 2021, Mr. Klein has agreed to receive a portion of his salary and 100% of his incentive bonus in restricted stock.

Webcast and Conference Call Details

Postal Realty Trust will host a webcast and conference call to discuss the fourth quarter and full year 2020 financial results on March 23, 2021 at 5:00 P.M. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://investor.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208 International callers should dial 1-201-493-6784. The conference ID for the call is 13717062.

Replay

A telephonic replay of the call will also be available from 8:00 P.M. Eastern Time on March 23, 2021, through 11:59 P.M. Eastern Time on April 6, 2021 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13717062.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO and AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures and beginning with the three months ended September 30, 2020, leasing costs that are recurring in nature, excluding beginning with the three months ended June 30, 2020 as a policy change all capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) (defined as all capital expenditures that are recurring in nature, excluding capital improvements that are planned at the acquisition of a property or obtaining a lease or lease renewal) and acquisition related expenses (defined as acquisition-related expenses that are incurred for investment purposes and do not correlate with the ongoing operations of our existing portfolio, including due diligence costs for acquisitions not consummated and certain auditing and accounting fees incurred that were directly related to completed acquisitions or dispositions) that are not capitalized and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, write-off and amortization of debt issuance costs, straight-line rent adjustments (beginning with the three months ended September 30, 2020, including lump sum catch up payments for increased rents), fair value lease adjustments, beginning with the three months ended December 31, 2020 income on insurance recoveries from casualties and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that AFFO is widely used by other REITs and is helpful to investors as a meaningful additional measure of our ability to make capital investments. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of our operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by our competitors and other REITs and provides a more complete understanding of our performance and a more informed and appropriate basis on which to make investment decisions.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, disruption in market, economic and financial conditions as a result of the ongoing COVID-19 pandemic, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages over 1,000 properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS. Additional information is located at www.postalrealty.com.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

Postal Realty Trust, Inc. and Predecessor
Consolidated and Combined Consolidated Statements of Operations
For the Three Months and Year Ended December 31, 2020 and 2019

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental income	$6,057,444	$3,129,972	$20,268,761	$8,865,868
Tenant reimbursements	1,048,518	458,617	3,046,234	1,311,121
Fee and other income	470,869	270,270	1,360,877	1,112,367
Total revenues	7,576,831	3,858,859	24,675,872	11,289,356
Operating expenses:
Real estate taxes	958,630	486,775	3,095,435	1,366,892
Property operating expenses	662,890	385,647	1,924,405	1,207,486
General and administrative	1,984,021	1,876,291	8,229,753	4,846,392
Depreciation and amortization	2,571,952	1,485,506	9,162,934	3,800,059
Total operating expenses	6,177,493	4,234,219	22,412,527	11,220,829
Income (loss) from operations	$1,399,338	$(375,360)	2,263,345	68,527
Interest expense, net:
Contractual interest expense	(588,119)	(463,365)	(2,345,532)	(1,098,788)
Write-off and amortization of deferred financing fees	(128,583)	(233,205)	(472,094)	(242,763)
Loss on early extinguishment of predecessor debt	-	-	-	(185,586)
Interest income	590	2,534	2,745	5,928
Total interest expense, net	(716,112)	(694,036)	(2,814,881)	(1,521,209)
Income (loss) before income tax expense	683,226	(1,069,396)	(551,536)	(1,452,682)
Income tax expense	(44,466)	-	(89,342)	(39,749)
Net income (loss)	638,760	(1,069,396)	(640,878)	(1,492,431)
Net income attributable to non-controlling interest in properties	-	-	-	(4,336)
Net income attributable to Predecessor	-	-	-	(463,414)
Net (income) loss attributable to Operating Partnership unitholders’ non-controlling interests	(147,618)	271,948	288,531	462,968
Net income (loss) attributable to common stockholders	$491,142	$(797,448)	$(352,347)	$(1,497,213)
Net income (loss) per share:
Basic and Diluted	$0.04	$(0.16)	$(0.10)	$(0.30)
Weighted average common shares outstanding:
Basic and Diluted	9,243,161	5,164,264	7,013,621	5,164,264

Postal Realty Trust, Inc.

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
	(Unaudited)
Assets
Real estate properties
Land	$46,302,672	$25,147,732
Buildings and improvements	196,340,043	92,873,637
Tenant improvements	4,427,972	2,562,293
Total real estate properties	247,070,687	120,583,662
Less: Accumulated depreciation	(13,215,180)	(8,813,579)
Total real estate properties, net	233,855,507	111,770,083
Investment in financing lease, net	515,046	-
Total investments	234,370,553	111,770,083
Cash	2,211,677	12,475,537
Rent and other receivables	3,520,917	1,710,314
Prepaid expenses and other assets, net	4,434,544	2,752,862
Escrows and reserves	1,058,657	708,066
Deferred rent receivable	215,889	33,344
In-place lease intangibles, net	13,022,475	7,315,867
Above market leases, net	50,099	22,124
Total Assets	$258,884,811	$136,788,197

Liabilities and Equity
Liabilities:
Secured borrowings, net	$46,628,626	$3,211,004
Revolving credit facility	78,000,000	54,000,000
Accounts payable, accrued expenses and other	5,891,622	3,152,799
Below market leases, net	8,726,037	6,601,119
Total Liabilities	139,246,285	66,964,922

Commitments and Contingencies

Equity:
Class A common stock, par value $0.01 per share; 500,000,000 shares authorized, 9,437,178 and 5,285,904 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	94,372	52,859
Class B common stock, par value $0.01 per share; 27,206 shares authorized: 27,206 shares issued and outstanding as of December 31, 2020 and December 31, 2019	272	272
Additional paid-in capital	100,812,012	51,396,226
Accumulated deficit	(8,916,683)	(2,575,754)
Total Stockholders’ Equity	91,989,973	48,873,603
Operating Partnership unitholders’ non-controlling interests	27,648,553	20,949,672
Total Equity	119,638,526	69,823,275
Total Liabilities and Equity	$258,884,811	$136,788,197

Postal Realty Trust, Inc.
Reconciliation of Net Income (Loss) to FFO and AFFO
(Unaudited)

	Three months ended December 31, 2020	Year ended December 31, 2020

Net income (loss)	$638,760	(640,878)
Depreciation and amortization of real estate assets	2,571,952	9,162,934
FFO	$3,210,712	8,522,056
Recurring capital expenditures	(340,754)	(564,193)
Amortization of debt issuance costs	128,583	472,094
Straight-line rent adjustments	296,335	204,338
Fair value lease adjustments	(329,713)	(1,261,962)
Acquisition related expenses	70,512	535,626
Income on insurance recoveries from casualties	(158,443)	(231,846)
Non-cash components of compensation expense	537,942	2,356,233
AFFO	$3,415,174	10,032,346
FFO per common share and common unit outstanding	$0.26	0.85
AFFO per common share and common unit outstanding	$0.28	1.00
Weighted average common shares and common units outstanding, basic and diluted	12,343,393	10,052,141